SECURITIES AND EXCHANGE COMMISSION

                          450 Fifth Street, NW
                          Washington, DC  20549

                                FORM 8-K
                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

                            December 22, 1999
                   (date of earliest event reported)

                      PNC MORTGAGE SECURITIES CORP.
               as Depositor and Master Servicer under a
                     Pooling and Servicing Agreement
                      dated as of December 1, 1999
                     providing for the issuance of

                              $375,741,325

                  MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1999-12

            Delaware             333-72879            94-2528990
           (State or other       (Commission          (IRS Employer
           jurisdiction of       File Number)         Identification
           Incorporation)                             Number)

                           75 NORTH FAIRWAY DRIVE
                       VERNON HILLS, ILLINOIS  60061

                 (Address of principal executive offices)

            Registrant's telephone number, including area code:

                             (847) 549-6500
Item 5.     Other Events
------      ------------

            The tables and materials filed separately, under cover of Form SE in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption, were prepared by Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Item 7.   Financial Statements and Exhibits
------    ---------------------------------

          The following Exhibit is filed separately, under cover of Form SE (filed December 22, 1999 under CIK #0000314643) in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption.

           99.1 Certain Computational Materials prepared by the Underwriter in connection with PNC Mortgage Securities Corp. Mortgage Pass-Through Certificates, Series 1999-12.

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus and Prospectus Supplement of PNC Mortgage Securities Corp. relating to its Mortgage Pass-Through Certificates, Series 1999-12.

                                SIGNATURES
                                ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           PNC MORTGAGE SECURITIES CORP.


Date: December 22, 1999                     By: \s\Richard Careaga
                                                ----------------------
                                                Richard Careaga
                                                Second Vice President and
                                                Assistant General Counsel